CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Sung Lee
(650) 524-7792

For Immediate Release

GILEAD SCIENCES ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2016 FINANCIAL RESULTS

- Fourth Quarter Product Sales of $7.2 billion -
- Full Year 2016 Product Sales of $30.0 billion -
- Full Year 2016 Diluted EPS of $9.94 per share -
- Full Year 2016 Non-GAAP Diluted EPS of $11.57 per share -

Foster City, CA, February 7, 2017 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2016. Total revenues for the fourth quarter of 2016 were $7.3 billion, compared to $8.5 billion for the same period in 2015. Net income for the fourth quarter of 2016 was $3.1 billion, or $2.34 per diluted share, compared to $4.7 billion, or $3.18 per diluted share for the same period in 2015. Non-GAAP net income, which excludes amounts related to acquisition-related, up-front collaboration, stock-based compensation and other expenses, for the fourth quarter of 2016 was $3.6 billion, or $2.70 per diluted share, compared to $4.9 billion, or $3.32 per diluted share for the same period in 2015.
Full year 2016 total revenues were $30.4 billion, compared to $32.6 billion for 2015. Net income for 2016 was $13.5 billion, or $9.94 per diluted share, compared to $18.1 billion, or $11.91 per diluted share for 2015. Non-GAAP net income for 2016, which excludes amounts related to acquisition-related, up-front collaboration, stock-based compensation and other expenses, was $15.7 billion, or $11.57 per diluted share, compared to $19.2 billion, or $12.61 per diluted share for 2015.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except per share amounts)	2016	2015	2016	2015
Product sales	$7,216	$8,409	$29,953	$32,151
Royalty, contract and other revenues	104	97	437	488
Total revenues	$7,320	$8,506	$30,390	$32,639

Net income attributable to Gilead	$3,108	$4,683	$13,501	$18,108
Non-GAAP net income*	$3,585	$4,889	$15,713	$19,174

Diluted earnings per share	$2.34	$3.18	$9.94	$11.91
Non-GAAP diluted earnings per share*	$2.70	$3.32	$11.57	$12.61

*
Non-GAAP net income and non-GAAP diluted earnings per share exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

February 7, 2017	2

Product Sales
Total product sales for the fourth quarter of 2016 were $7.2 billion, compared to $8.4 billion for the same period in 2015. Product sales for the fourth quarter of 2016 were $4.9 billion in the United States, $1.4 billion in Europe, $314 million in Japan and $556 million in other locations. Product sales for the fourth quarter of 2015 were $4.8 billion in the United States, $1.7 billion in Europe, $1.4 billion in Japan and $565 million in other locations.
Total product sales during 2016 were $30.0 billion, compared to $32.2 billion in 2015. For 2016, product sales were $19.3 billion in the United States, $6.1 billion in Europe, $2.5 billion in Japan and $2.1 billion in other locations. For 2015, product sales were $21.2 billion in the United States, $7.2 billion in Europe, $1.9 billion in Japan and $1.9 billion in other locations.

Antiviral Product Sales
Antiviral product sales, which include sales of our HIV and other antiviral products and our chronic hepatitis C (HCV) products, were $6.6 billion for the fourth quarter of 2016, compared to $7.9 billion for the same period in 2015. For 2016, antiviral product sales were $27.7 billion, compared to $30.2 billion in 2015.

•
HIV and other antiviral product sales for the fourth quarter of 2016 were $3.4 billion, compared to $3.0 billion for the same period in 2015 and $12.9 billion for the full year 2016, compared to $11.1 billion in 2015. The increases were primarily due to the continued uptake of our tenofovir alafenamide (TAF)-based products, Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg), partially offset by decreases in sales of tenofovir disoproxil fumarate (TDF)-based products.

•
HCV product sales, which consist of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Sovaldi® (sofosbuvir 400 mg) and Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), were $3.2 billion for the fourth quarter of 2016, compared to $4.9 billion for the same period in 2015 and $14.8 billion for the full year 2016, compared to $19.1 billion in 2015. The declines were due to lower sales of Harvoni and Sovaldi, partially offset by sales of Epclusa, which was launched in 2016 across various locations.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B for liposome injection), were $621 million for the fourth quarter of 2016, compared to $523 million for the same period in 2015. For 2016, other product sales were $2.2 billion, compared to $1.9 billion in 2015.
Operating Expenses

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions)	2016	2015	2016	2015
Research and development (R&D) expenses	$1,208	$757	$5,098	$3,014
Non-GAAP R&D expenses*	$959	$779	$3,749	$2,845

Selling, general and administrative (SG&A) expenses	$992	$1,066	$3,398	$3,426
Non-GAAP SG&A expenses*	$938	$1,013	$3,194	$3,224

*
Non-GAAP R&D and SG&A expenses exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

February 7, 2017	3

During the fourth quarter of 2016, compared to the same period in 2015:

•	R&D expenses and non-GAAP R&D expenses* increased primarily due to the overall progression of Gilead’s clinical studies, including ongoing milestone payments.

•	R&D expenses for the fourth quarter of 2016 also include an impairment charge related to in-process R&D (IPR&D).
For 2016 compared to 2015:

•
R&D expenses and non-GAAP R&D expenses* increased primarily due to the overall progression of Gilead’s clinical studies, including ongoing milestone payments, and Gilead’s purchase of a U.S. Food and Drug Administration (FDA) priority review voucher.

•
R&D expenses for 2016 also include up-front collaboration expenses related to Gilead’s license and collaboration agreement with Galapagos NV, purchase of Nimbus Apollo, Inc. and impairment charges related to IPR&D.

•
SG&A expenses and non-GAAP SG&A expenses* decreased primarily due to lower branded prescription drug fee expense, partially offset by higher costs to support Gilead’s product launches and the geographic expansion of its business.

Cash, Cash Equivalents and Marketable Securities
As of December 31, 2016, Gilead had $32.4 billion of cash, cash equivalents and marketable securities, compared to $26.2 billion as of December 31, 2015, primarily due to the issuance of $5.0 billion aggregate principal amount of senior unsecured notes in September 2016. During 2016, Gilead generated $16.7 billion in operating cash flow, utilized $11.0 billion to repurchase 123 million shares of its stock and paid cash dividends of $2.5 billion.
Full Year 2017 Guidance
Gilead provided its full year 2017 guidance:

(In millions, except percentages and per share amounts)	Provided February 7, 2017
Net Product Sales	$22,500 - $24,500
Non-HCV Product Sales	$15,000 - $15,500
HCV Product Sales	$7,500 - $9,000
Non-GAAP*
Product Gross Margin	86% - 88%
R&D Expenses	$3,100 - $3,400
SG&A Expenses	$3,100 - $3,400
Effective Tax Rate	25.0% - 28.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-Based Compensation and Other Expenses	$0.84 - $0.91

*
Non-GAAP product gross margin, R&D and SG&A expenses and effective tax rate exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP full year 2017 guidance is provided in the tables on page 9.

Corporate Highlights

•	Announced the promotion of James R. Meyers to Executive Vice President, Worldwide Commercial Operations, in November 2016.
Product & Pipeline Updates announced by Gilead during the Fourth Quarter of 2016 include:
Antiviral and Liver Diseases Programs

•
Announced that FDA and Japanese Ministry of Health, Labour and Welfare approved Vemlidy® (tenofovir alafenamide) 25mg, a once-daily treatment for adults with chronic hepatitis B virus (HBV) infection with compensated liver disease. Additionally, the Committee for Medicinal Products for Human Use, the scientific

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February 7, 2017	4

committee of the European Medicines Agency, adopted a positive opinion on Gilead’s Marketing Authorization Application for Vemlidy.

•
Announced the submission of a New Drug Application (NDA) to FDA for an investigational, once-daily single-tablet regimen containing sofosbuvir 400 mg, velpatasvir 100 mg, and voxilaprevir 100 mg for the treatment of direct-acting antiviral (DAA)-experienced HCV-infected patients. The data submitted in the NDA support the use of the regimen for 12 weeks in DAA-experienced patients with genotype 1 to 6 HCV infection without cirrhosis or with compensated cirrhosis.

•
Announced positive results from an open-label Phase 2 trial evaluating the investigational apoptosis signal-regulating kinase 1 inhibitor selonsertib (formerly GS-4997) alone or in combination with the monoclonal antibody simtuzumab in patients with nonalcoholic steatohepatitis and moderate to severe liver fibrosis (fibrosis stages F2 or F3). The data demonstrate regression in fibrosis that was, in parallel, associated with reductions in other measures of liver injury in patients treated with selonsertib for 24 weeks. These data were presented in a late-breaking abstract session at the Liver Meeting® 2016.

•
Announced positive two-year (96-week) data from a Phase 3 study and 48-week data from two Phase 3b studies evaluating the safety and efficacy of switching virologically suppressed HIV-1-infected patients from regimens containing Truvada® (emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg) to regimens containing Descovy®. Results demonstrated regimens containing Descovy to be statistically non-inferior to regimens containing Truvada, with improvements in certain renal and bone laboratory parameters among patients receiving Descovy-based regimens.

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7, 8 and 9.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its fourth quarter 2016 and full year 2016 as well as provide 2017 guidance and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 43555238 to access the call.
A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through February 9, 2017. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 43555238.
About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2017 financial results; Gilead’s ability to sustain growth in

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February 7, 2017	5

revenues for its antiviral and other programs; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Epclusa, Harvoni, Genvoya, Odefsey, Descovy and Vemlidy; the potential for increased pricing pressure and contracting pressure as well as decreased volume and market share from additional competitive HCV launches; austerity measures in European countries and Japan that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs) and Veterans Administration (VA); continued fluctuations in ADAP and VA purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada outside the United States, an uncertain global macroeconomic environment; and potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; the possibility of unfavorable results from clinical trials involving investigational compounds; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including its single-tablet regimen containing sofosbuvir, velpatasvir and voxilaprevir; Gilead’s ability to successfully commercialize its products, including Epclusa, Harvoni, Genvoya, Odefsey, Descovy and Vemlidy; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; Gilead’s ability to successfully develop its oncology, inflammation, cardiovascular and respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including selonsertib; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VITEKTA®, VOLIBRIS®, and ZYDELIG®.
ATRIPLA® is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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February 7, 2017	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Product sales	$7,216	$8,409	$29,953	$32,151
Royalty, contract and other revenues	104	97	437	488
Total revenues	7,320	8,506	30,390	32,639
Costs and expenses:
Cost of goods sold	1,075	1,062	4,261	4,006
Research and development expenses	1,208	757	5,098	3,014
Selling, general and administrative expenses	992	1,066	3,398	3,426
Total costs and expenses	3,275	2,885	12,757	10,446
Income from operations	4,045	5,621	17,633	22,193
Interest expense	(265)	(230)	(964)	(688)
Other income (expense), net	140	46	428	154
Income before provision for income taxes	3,920	5,437	17,097	21,659
Provision for income taxes	821	752	3,609	3,553
Net income	3,099	4,685	13,488	18,106
Net income (loss) attributable to noncontrolling interest	(9)	2	(13)	(2)
Net income attributable to Gilead	$3,108	$4,683	$13,501	$18,108

Net income per share attributable to Gilead common stockholders - basic	$2.36	$3.26	$10.08	$12.37
Shares used in per share calculation - basic	1,316	1,436	1,339	1,464
Net income per share attributable to Gilead common stockholders - diluted	$2.34	$3.18	$9.94	$11.91
Shares used in per share calculation - diluted	1,327	1,472	1,358	1,521
Cash dividends declared per share	$0.47	$0.43	$1.84	$1.29

February 7, 2017	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,075	$1,062	$4,261	$4,006
Acquisition related-amortization of purchased intangibles	(214)	(206)	(844)	(826)
Stock-based compensation expenses	(3)	(2)	(14)	(11)
Other(1)	2	3	11	6
Non-GAAP cost of goods sold	$860	$857	$3,414	$3,175

Product gross margin reconciliation:
GAAP product gross margin	85.1%	87.4%	85.8%	87.5%
Acquisition related-amortization of purchased intangibles	3.0%	2.4%	2.8%	2.6%
Non-GAAP product gross margin(2)	88.1%	89.8%	88.6%	90.1%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,208	$757	$5,098	$3,014
Up-front collaboration expenses	—	—	(373)	—
Acquisition related expenses-acquired IPR&D	—	—	(400)	(66)
Acquisition related-IPR&D impairment	(201)	—	(432)	—
Stock-based compensation expenses	(47)	(45)	(176)	(173)
Other(1)	(1)	67	32	70
Non-GAAP research and development expenses	$959	$779	$3,749	$2,845

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$992	$1,066	$3,398	$3,426
Stock-based compensation expenses	(52)	(50)	(190)	(198)
Other(1)	(2)	(3)	(14)	(4)
Non-GAAP selling, general and administrative expenses	$938	$1,013	$3,194	$3,224

Operating margin reconciliation:
GAAP operating margin	55.3%	66.1%	58.0%	68.0%
Up-front collaboration expenses	—%	—%	1.2%	—%
Acquisition related-amortization of purchased intangibles	2.9%	2.4%	2.8%	2.5%
Acquisition related expenses-acquired IPR&D	—%	—%	1.3%	0.2%
Acquisition related-IPR&D impairment	2.7%	—%	1.4%	—%
Stock-based compensation expenses	1.4%	1.1%	1.3%	1.2%
Other(1)	—%	(0.8)%	(0.1)%	(0.2)%
Non-GAAP operating margin(2)	62.3%	68.9%	65.9%	71.7%

Notes:
(1) Amounts related to consolidation of a contract manufacturer, contingent consideration and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

February 7, 2017	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Effective tax rate reconciliation:
GAAP effective tax rate	20.9%	13.8%	21.1%	16.4%
Up-front collaboration expenses	—%	—%	(0.4)%	—%
Acquisition related-amortization of purchased intangibles	(1.5)%	—%	(0.8)%	(0.3)%
Acquisition related expenses-acquired IPR&D	—%	—%	(0.4)%	—%
Stock-based compensation expenses	—%	—%	—%	0.1%
Other(1)	—%	0.1%	—%	—%
Non-GAAP effective tax rate(2)	19.4%	13.9%	19.5%	16.2%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$3,108	$4,683	$13,501	$18,108
Up-front collaboration expenses	—	—	373	—
Acquisition related-amortization of purchased intangibles	206	203	818	808
Acquisition related expenses-acquired IPR&D	—	—	400	66
Acquisition related-IPR&D impairment	198	—	371	—
Stock-based compensation expenses	73	67	276	251
Other(1)	—	(64)	(26)	(59)
Non-GAAP net income attributable to Gilead	$3,585	$4,889	$15,713	$19,174

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.34	$3.18	$9.94	$11.91
Up-front collaboration expenses	—	—	0.27	—
Acquisition related-amortization of purchased intangibles	0.16	0.14	0.60	0.53
Acquisition related expenses-acquired IPR&D	—	—	0.29	0.04
Acquisition related-IPR&D impairment	0.15	—	0.27	—
Stock-based compensation expenses	0.06	0.05	0.20	0.17
Other(1)	—	(0.04)	(0.02)	(0.04)
Non-GAAP diluted earnings per share(2)	$2.70	$3.32	$11.57	$12.61

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,327	1,472	1,358	1,521
Share impact of current stock-based compensation rules	(1)	—	—	—
Non-GAAP shares used in per share calculation (diluted)	1,326	1,472	1,358	1,521

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$215	$205	$847	$831
Research and development expenses adjustments	249	(22)	1,349	169
Selling, general and administrative expenses adjustments	54	53	204	202
Other income (expense) adjustments(1)	—	—	—	1
Total non-GAAP adjustments before tax	518	236	2,400	1,203
Income tax effect	(40)	(34)	(191)	(150)
Other(1)	(1)	4	3	13
Total non-GAAP adjustments after tax	$477	$206	$2,212	$1,066

Notes:
(1) Amounts related to consolidation of a contract manufacturer, contingent consideration and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

February 7, 2017	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2017 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

Provided February 7, 2017
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	82% - 84%
Acquisition-related expenses	4% - 4%
Non-GAAP projected product gross margin(1)	86% - 88%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,295 - $3,640
Acquisition-related expenses / up-front collaboration expenses	(15) - (45)
Stock-based compensation expenses	(180) - (195)
Non-GAAP projected research and development expenses	$3,100 - $3,400

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,305 - $3,615
Stock-based compensation expenses	(205) - (215)
Non-GAAP projected selling, general and administrative expenses	$3,100 - $3,400

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses:
Acquisition-related expenses / up-front collaboration expenses	$0.62 - $0.67
Stock-based compensation expenses	0.22 - 0.24
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses	$0.84 - $0.91

Note:
(1) Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin

February 7, 2017	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	December 31,	December 31,
	2016	2015 (1)

Cash, cash equivalents and marketable securities	$32,380	$26,208
Accounts receivable, net	4,514	5,854
Inventories	1,587	1,955
Property, plant and equipment, net	2,865	2,276
Intangible assets, net	8,971	10,247
Goodwill	1,172	1,172
Other assets	5,488	4,004
Total assets	$56,977	$51,716

Current liabilities	$9,219	$9,890
Long-term liabilities	28,395	22,711
Equity component of currently redeemable convertible notes	—	2
Stockholders’ equity(2)	19,363	19,113
Total liabilities and stockholders’ equity	$56,977	$51,716

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2015. Certain amounts have been reclassified to conform to current year presentation
(2) As of December 31, 2016, there were 1,310 million shares of common stock issued and outstanding

February 7, 2017	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Antiviral products:
Harvoni – U.S.	$976	$1,707	$4,941	$10,090
Harvoni – Europe	363	587	1,810	2,219
Harvoni – Japan	195	899	1,839	1,010
Harvoni – Other International	106	152	491	545
	1,640	3,345	9,081	13,864

Epclusa – U.S.	934	—	1,591	—
Epclusa – Europe	101	—	141	—
Epclusa – Other International	13	—	20	—
	1,048	—	1,752	—

Truvada – U.S.	604	587	2,384	2,057
Truvada – Europe	200	272	913	1,118
Truvada – Other International	64	77	269	284
	868	936	3,566	3,459

Atripla – U.S.	444	582	1,898	2,222
Atripla – Europe	108	161	520	694
Atripla – Other International	55	57	187	218
	607	800	2,605	3,134

Genvoya – U.S.	485	44	1,301	44
Genvoya – Europe	68	1	160	1
Genvoya – Other International	10	—	23	—
	563	45	1,484	45

Sovaldi – U.S.	112	660	1,895	2,388
Sovaldi – Europe	164	259	891	1,601
Sovaldi – Japan	119	473	635	878
Sovaldi – Other International	146	155	580	409
	541	1,547	4,001	5,276

Stribild – U.S.	296	408	1,523	1,476
Stribild – Europe	71	83	314	282
Stribild – Other International	20	20	77	67
	387	511	1,914	1,825

Viread – U.S.	171	156	591	541
Viread – Europe	68	77	302	310
Viread – Other International	85	73	293	257
	324	306	1,186	1,108

Complera / Eviplera – U.S.	146	216	821	796
Complera / Eviplera – Europe	135	149	580	576
Complera / Eviplera – Other International	16	15	56	55
	297	380	1,457	1,427

Odefsey – U.S.	138	—	302	—
Odefsey – Europe	17	—	27	—
	155	—	329	—

Descovy – U.S.	112	—	226	—
Descovy – Europe	34	—	69	—
Descovy – Other International	3	—	3	—
	149	—	298	—

February 7, 2017	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Other Antiviral – U.S.	$12	$9	$48	$39
Other Antiviral – Europe	4	6	22	26
Other Antiviral – Other International	—	1	2	4
	16	16	72	69

Total antiviral products – U.S.	4,430	4,369	17,521	19,653
Total antiviral products – Europe	1,333	1,595	5,749	6,827
Total antiviral products – Japan	314	1,372	2,474	1,888
Total antiviral products – Other International	518	550	2,001	1,839
	6,595	7,886	27,745	30,207

Other products:
Letairis	226	192	819	700
Ranexa	210	169	677	588
AmBisome	94	74	356	350
Zydelig	39	40	168	132
Other	52	48	188	174
	621	523	2,208	1,944

Total product sales	$7,216	$8,409	$29,953	$32,151